SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Fidus Investment Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

On Wednesday, May 20, 2015, Alliance Advisors, the proxy solicitor for Fidus Investment Corporation (the “Company”), mailed a letter on behalf of the Company to those Company stockholders of record at March 13, 2015 (“Record Date Stockholders”) who had yet to vote their shares in connection with the Company’s 2015 Annual Meeting of Stockholders. The letter, attached hereto, urges Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 2, 2015.

Alliance Advisors	Shareholder Services Department

May 20, 2015

URGENT

Re: Your Investment With Fidus Investment Corporation.

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in Fidus Investment Corporation.

Please contact me immediately at 877-777-8133 Monday through Friday 9 a.m. to 10 p.m. Eastern Time. This matter is very important, but will take only a moment of your time. Alliance Advisors has been engaged by Fidus Investment Corporation to contact you. This is not a scam and no personal information is required when calling.

If you haven’t already voted your shares on the upcoming Fidus Investment Corporation Annual Meeting please do so immediately to eliminate additional solicitation costs.

Thank you in advance for your assistance with this matter.

Sincerely,

/s/ Gina Balderas

Gina Balderas

Manager

Shareholder Services

Alliance Advisors 200 Broadacres Drive Bloomfield NJ 07003